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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No.1 to Registration Statement No.333-213765-06 on Form S-3 of our report dated December 22, 2016, relating to the consolidated financial statements of Piedmont Natural Gas Company, Inc. and subsidiaries ("Piedmont"), appearing in the Annual Report on Form 10-K of Piedmont for the year ended October 31, 2016, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina January 26, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM